                             Registration No. 33-
___________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               ________________

                      INFINITY BROADCASTING CORPORATION
            (Exact name of registrant as specified in its charter)

                   Delaware                       13-2766282
         (State or other jurisdiction of       (I.R.S. Employer
          incorporation or organization)       Identification No.)

                              600 Madison Avenue
                           New York, New York 10022
                   (Address of Principal Executive Offices
                             including Zip Code)

                      Infinity Broadcasting Corporation
                        Employees' 401(k) Savings Plan

                                Farid Suleman
                           Vice President - Finance
                         and Chief Financial Officer
                      Infinity Broadcasting Corporation
                              600 Madison Avenue
                           New York, New York 10022
                                (212) 750-6400

          (Name, address and telephone number of agent for service)

___________________________________________________________________________








                       CALCULATION OF REGISTRATION FEE

___________________________________________________________________________


                                Proposed     Proposed
                                maximum      maximum
Title of                        offering     aggregate   Amount of
securities to   Amount to be    price per    offering    registration
be registered   registered (1)  unit         price       fee
_____________   ______________  _________    _________   ____________

Class A
Common Stock,   200,000            (2)      $5,937,500(3)   $2,047.41
par value
$.002 per share

___________________________________________________________________________


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Not applicable.

(3) Computed pursuant to Rules 457(c) and 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $29.6875 per share, the average of the high and low prices of Infinity Broadcasting Corporation Class A Common Stock on September 21, 1994 as quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System.




                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          Incorporated by reference in this Registration
Statement are the following documents heretofore filed by Infinity Broadcasting Corporation (the "Company") with the
Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange
Act"):

          (a) The Company's latest annual report and the Infinity Broadcasting Corporation Employees'
               401(k) Savings Plan's (the "Plan") latest annual report, if any, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (b)  All other reports filed by the Company pursuant to
               Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in (a) above; and

          (c) The description of the Company's Class A Common Stock, par value $.002 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.


Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

          None.

Item 6.  Indemnification of Directors and Officers

          The Company, as a Delaware corporation, is empowered by
Section 145 of the General Corporation Law of the State of






Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Article TEN of the Company's Restated Certificate of Incorporation provides for indemnification by the Company of its directors and officers to the full extent permitted by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

          Pursuant to specific authority granted by Section 102 of the DGCL, Article ELEVEN of the Company's Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

          "A director of this Corporation shall not be
     personally liable to the Corporation or its
     stockholders for monetary damages for breach of fiduciary duty as a director; provided, that nothing
                                   ________
     contained in this ARTICLE ELEVEN shall eliminate or limit the liability of a director (i) for any breach of
                                        _
     the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in
                        __
     good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of
                                ___
     the General Corporation Law of the State of Delaware or
     (iv) for any transaction from which the director
      __
     derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     This ARTICLE ELEVEN may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of the holders of 75% or more of the outstanding Common Shares. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal.




     The provisions of this ARTICLE ELEVEN shall not been deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this ARTICLE ELEVEN."

          The Company has executed indemnity agreements with Messrs. Batkin, Carrus, Karmazin, Lerman, Suleman and Wiener that require it to indemnify these individuals for liabilities incurred by them because of an act or omission or neglect or breach of duty committed while acting in the capacity of an officer or director of the Company, to the full extent permitted by the laws of the State of Delaware. Certain actions, including acts for which indemnification is found by a court to be illegal and contrary to public policy, are excluded from the coverage of the agreements. Mr. Karmazin's employment agreement requires the Company to indemnify Mr. Karmazin to the fullest extent permitted by applicable Delaware law.

Item 7.   Exemption from Registration Claimed

          Not applicable.




 Item 8.   Exhibits

 Exhibit
 Number                   Description of Exhibit
 _______                  ______________________

 4(a) Restated Certificate of Incorporation of the Company, as amended October 22, 1993. (This exhibit can be found as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (File No. 0-14702) and is incorporated herein by reference.)

 4(b) Amended and Restated By-Laws of the Company. (This exhibit can be found as Exhibit 3(b) to the Company's Registration Statement on Forms S-1 and
                S-3 (Registration No. 33-46118) and is
                incorporated herein by reference.)

 4(c) Securities Purchase Agreement, dated as of September 30, 1991, by and among the Company, Michael A. Wiener, Gerald Carrus, Mel Karmazin, and Shearson Lehman Hutton Capital Partners II, L.P., Shearson Lehman Hutton Merchant Banking Portfolio Partnership L.P., Shearson Lehman Hutton Offshore Investment Partnership L.P., and Shearson Lehman Hutton Offshore Investment Partnership Japan L.P. (collectively, the "Lehman Investors"). (This exhibit can be found as Exhibit 2(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991 (File No. 0-14702) and is incorporated herein by reference.)

 4(d) Indenture, dated as of March 24, 1992, between the Company and Bank of Montreal Trust Company, as Trustee. (This exhibit can be found as Exhibit 4(c) to the Company's Registration Statement on Form S-3 (Registration No. 33-61348) and is incor-porated herein by reference.)

 4(e) Amended and Restated Stockholders' Agreement, dated as of February 5, 1992, among the Company, Michael A. Wiener, Gerald Carrus, Mel Karmazin and the Lehman Investors. (This exhibit can be found as Exhibit 4(j) to the Company's Registration Statement on Forms S-1 and S-3 (Registration
                No. 33-46118) and is incorporated herein by reference.)

 4(f) Warrant Certificate, dated January 28, 1992, certifying that Shearson Lehman Hutton Capital Partners II L.P. is the owner of warrants to purchase 1,051,977 shares of Class C Common Stock, par value $.002 per share, of the Company. (This exhibit can be found as Exhibit 4(l) to the






                Company's Registration Statement on Forms S-1 and
                S-3 (Registration No. 33-46118) and is incor-porated herein by reference.)

 4(g) Warrant Certificate, dated January 28, 1992, certifying that Lehman Brothers Merchant Banking Portfolio Partnership L.P. is the owner of warrants to purchase 1,547,373 shares of Class C Common Stock, par value $.002 per share, of the Company. (This exhibit can be found as Exhibit 4(m) to the Company's Registration Statement on Forms S-1 and S-3 (Registration No. 33-46118) and is incorporated herein by reference.)

 4(h) Warrant Certificate, dated December 14, 1993, certifying that Shearson Lehman Hutton Offshore Investment Partnership L.P. is the owner of warrants to purchase 769,465 shares of Class C Common Stock, par value $.002 per share, of the Company. (This exhibit can be found as Exhib-it 4(j) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File
                No. 0-14702) and is incorporated herein by reference.)

 4(i) Warrant Certificate, dated December 14, 1993, certifying that Shearson Lehman Hutton Offshore Investment Partnership Japan L.P. is the owner of warrants to purchase 2,317,522 shares of Class C Common Stock, par value $.002 per share, of the Company. (This exhibit can be found as Exhib-it 4(k) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File
                No. 0-14702) and is incorporated herein by reference.)

 4(j) Securities Exchange Agreement, dated as of January 28, 1992, among the Company and the Lehman Investors. (This exhibit can be found as Exhibit 4(p) to the Company's Registration Statement on Forms S-1 and S-3 (Registration No. 33-46118) and is incorporated herein by reference.)

 4(k) The Company's Stock Option Plan, amended and restated as of August 16, 1993. (This exhibit can be found as Exhibit 10(j) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-14702) and is incorporated herein by reference.)

 4(l) Amendment, effective as of November 19, 1993, to the Company's Stock Option Plan, as amended and restated as of August 16, 1993. (This exhibit can be found as Exhibit 10(k) to the Company's Annual





                Report on Form 10-K for the year ended December
                31, 1993 (File No. 0-14702) and is incorporated herein by reference.)

 4(m) Amendment, adopted March 30, 1994, to the Company's Stock Option Plan. (This exhibit can be found as Exhibit 10(l) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-14702) and is incorporated herein by reference.)

 4(n) The Company's Deferred Share Plan, amended and restated as of August 16, 1993. (This exhibit can be found as Exhibit 10(m) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-14702) and is incorporated herein by reference.)

 4(o) Amendment, effective as of November 19, 1993, to the Company's Deferred Share Plan, as amended and restated as of August 16, 1993. (This exhibit can be found as Exhibit 10(n) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-14702) and is incorporated herein by reference.)

 4(p) Stock Option Agreement, dated as of June 27, 1988, between the Company, as successor to WCK, and Mel Karmazin. (This exhibit can be found as Exhib-it (c)(2) to the Statement on Schedule 13E-3 filed pursuant to Rule 13e-3 by WCK, the Management Investors (Michael A. Wiener, Gerald Carrus and Mel Karmazin) and the Company and is incorporated herein by reference.)

 4(q) Amendment Agreement, dated as of August 2, 1988, to Stock Option Agreement dated as of June 27, 1988, between the Company, as successor to WCK, and Mel Karmazin. (This exhibit can be found as Exhibit 9(c)(7) to Amendment No. 3 to Schedule 14D-1 filed by the Company as successor to WCK and is incorporated herein by reference.)

 4(r) Amendment No. 1 to Stock Option Agreement, dated as of October 14, 1988, between the Company and Mel Karmazin. (This exhibit can be found as Exhibit 4(l) to the Company's Annual Report on Form 10-K for the year ended December 25, 1988 (File No. 0-14702) and is incorporated herein by reference.)

 4(s) Warrant Certificate, dated September 30, 1991, certifying that Mel Karmazin is the owner of warrants to purchase shares of Class A Common




                Stock, par value $.002 per share, of the Company.
                (This exhibit can be found as Exhibit 10(p) to the Company's Registration Statement on Forms S-1 and
                S-3 (Registration No. 33-46118) and is
                incorporated herein by reference.)

 23             Consent of KPMG Peat Marwick LLP.

 24 Powers of Attorney. (Included on the signature pages hereof.)

 Item 9.        Undertakings

           (a)  Rule 415 Offering.  The undersigned Registrant
                _________________
           hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
           Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.







           (b)  Subsequent Exchange Act Documents.  The
                _________________________________
 undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c)  Indemnification.  Insofar as indemnification for
                _______________
 liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                             SIGNATURES
                             __________


           The Registrant.  Pursuant to the requirements of the
           ______________
 Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of September, 1994.

                          INFINITY BROADCASTING CORPORATION



                          By:  /s/ Mel Karmazin
                             _______________________________
                               Mel Karmazin
                               President and Chief Executive
                               Officer

                         POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mel Karmazin and Farid Suleman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.







      Signatures               Title                    Date
      __________               _____                    ____

  /s/ Michael A. Wiener   Co-Chairman of the        September 20, 1994
  ______________________  Board and Secretary,
  Michael A. Wiener       Director



  /s/ Gerald Carrus       Chairman of the Board     September 20, 1994
  ______________________  and Treasurer,
  Gerald Carrus           Director


  /s/ Mel Karmazin        President and Chief       September 20, 1994
  ______________________  Executive Officer,
  Mel Karmazin            Director


  /s/ Farid Suleman       Vice President-Finance    September 20, 1994
  ______________________  and Chief Financial
  Farid Suleman           and Accounting
                          Officer, Director


  /s/ James A. Stern      Director                  September 20, 1994
  ______________________
  James A. Stern


  /s/ James L. Singleton  Director                  September 20, 1994
  ______________________
  James L. Singleton



  /s/ Steve A. Lerman     Director                  September 20, 1994
  ______________________
  Steven A. Lerman


  /s/ Alan R. Batkin      Director                  September 20, 1994
  ______________________
  Alan R. Batkin





                         INDEX TO EXHIBITS
                         _________________



  Exhibits             Description of Exhibit            Sequentially
  ________             ______________________            Numbered Pages
                                                         ______________



    4(a)    Restated Certificate of Incorporation of the
            Company, as amended October 22, 1993. (This exhibit can be found as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (File
            No. 0-14702) and is incorporated herein by reference.)

    4(b)    Amended and Restated By-Laws of the Company.
            (This exhibit can be found as Exhibit 3(b) to the Company's Registration Statement on Forms S-1 and S-3 (Registration No. 33-
            46118) and is incorporated herein by
            reference.)

    4(c)    Securities Purchase Agreement, dated as of
            September 30, 1991, by and among the
            Company, Michael A. Wiener, Gerald Carrus,
            Mel Karmazin, and Shearson Lehman Hutton
            Capital Partners II, L.P., Shearson Lehman
            Hutton Merchant Banking Portfolio
            Partnership L.P., Shearson Lehman Hutton
            Offshore Investment Partnership L.P., and
            Shearson Lehman Hutton Offshore Investment
            Partnership Japan L.P. (collectively, the
            "Lehman Investors"). (This exhibit can be found as Exhibit 2(a) to the Company's
            Quarterly Report on Form 10-Q for the
            quarter ended September 30, 1991 (File
            No. 0-14702) and is incorporated herein by reference.)

    4(d)    Indenture, dated as of March 24, 1992,
            between the Company and Bank of Montreal
            Trust Company, as Trustee. (This exhibit can be found as Exhibit 4(c) to the Company's Registration Statement on Form S-3
            (Registration No. 33-61348) and is incor-porated herein by reference.)





  Exhibits             Description of Exhibit            Sequentially
  ________             ______________________            Numbered Pages
                                                         ______________


    4(e)    Amended and Restated Stockholders'
            Agreement, dated as of February 5, 1992, among the Company, Michael A. Wiener, Gerald
            Carrus, Mel Karmazin and the Lehman
            Investors. (This exhibit can be found as Exhibit 4(j) to the Company's Registration
            Statement on Forms S-1 and S-3 (Registration
            No. 33-46118) and is incorporated herein by reference.)

    4(f) Warrant Certificate, dated January 28, 1992, certifying that Shearson Lehman Hutton
            Capital Partners II L.P. is the owner of warrants to purchase 1,051,977 shares of Class C Common Stock, par value $.002 per share, of the Company. (This exhibit can be found as Exhibit 4(l) to the Company's
            Registration Statement on Forms S-1 and S-3
            (Registration No. 33-46118) and is incor-porated herein by reference.)

    4(g) Warrant Certificate, dated January 28, 1992, certifying that Lehman Brothers Merchant
            Banking Portfolio Partnership L.P. is the owner of warrants to purchase 1,547,373 shares of Class C Common Stock, par value
            $.002 per share, of the Company.  (This
            exhibit can be found as Exhibit 4(m) to the Company's Registration Statement on Forms
            S-1 and S-3 (Registration No. 33-46118) and is incorporated herein by reference.)

    4(h)    Warrant Certificate, dated December 14,
            1993, certifying that Shearson Lehman Hutton
            Offshore Investment Partnership L.P. is the owner of warrants to purchase 769,465 shares of Class C Common Stock, par value $.002 per share, of the Company. (This exhibit can be found as Exhibit 4(j) to the Company's
            Annual Report on Form 10-K for the year
            ended December 31, 1993 (File No. 0-14702) and is incorporated herein by reference.)




  Exhibits             Description of Exhibit            Sequentially
  ________             ______________________            Numbered Pages
                                                         ______________



    4(i)    Warrant Certificate, dated December 14,
            1993, certifying that Shearson Lehman Hutton
            Offshore Investment Partnership Japan L.P.
            is the owner of warrants to purchase
            2,317,522 shares of Class C Common Stock, par value $.002 per share, of the Company.
            (This exhibit can be found as Exhibit 4(k) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File
            No. 0-14702) and is incorporated herein by reference.)

    4(j)    Securities Exchange Agreement, dated as of
            January 28, 1992, among the Company and the Lehman Investors. (This exhibit can be found as Exhibit 4(p) to the Company's
            Registration Statement on Forms S-1 and S-3
            (Registration No. 33-46118) and is
            incorporated herein by reference.)

    4(k) The Company's Stock Option Plan, amended and restated as of August 16, 1993. (This exhibit can be found as Exhibit 10(j) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-
            14702) and is incorporated herein by
            reference.)

    4(l)    Amendment, effective as of November 19,
            1993, to the Company's Stock Option Plan, as amended and restated as of August 16, 1993.
            (This exhibit can be found as Exhibit 10(k) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File
            No. 0-14702) and is incorporated herein by reference.)

    4(m)    Amendment, adopted March 30, 1994, to the
            Company's Stock Option Plan. (This exhibit can be found as Exhibit 10(l) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-
            14702) and is incorporated herein by
            reference.)




  Exhibits             Description of Exhibit            Sequentially
  ________             ______________________            Numbered Pages
                                                         ______________



    4(n) The Company's Deferred Share Plan, amended and restated as of August 16, 1993. (This exhibit can be found as Exhibit 10(m) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-
            14702) and is incorporated herein by
            reference.)

    4(o)    Amendment, effective as of November 19,
            1993, to the Company's Deferred Share Plan, as amended and restated as of August 16, 1993. (This exhibit can be found as Exhib-it 10(n) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-14702) and is incorporated herein by reference.)

    4(p)    Stock Option Agreement, dated as of June 27,
            1988, between the Company, as successor to WCK, and Mel Karmazin. (This exhibit can be found as Exhibit (c)(2) to the Statement on
            Schedule 13E-3 filed pursuant to Rule 13e-3 by WCK, the Management Investors (Michael A.
            Wiener, Gerald Carrus and Mel Karmazin) and the Company and is incorporated herein by reference.)

    4(q)    Amendment Agreement, dated as of August 2,
            1988, to Stock Option Agreement dated as of June 27, 1988, between the Company, as suc-cessor to WCK, and Mel Karmazin. (This exhibit can be found as Exhibit 9(c)(7) to Amendment No. 3 to Schedule 14D-1 filed by the Company as successor to WCK and is incorporated herein by reference.)

    4(r) Amendment No. 1 to Stock Option Agreement, dated as of October 14, 1988, between the Company and Mel Karmazin. (This exhibit can be found as Exhibit 4(l) to the Company's
            Annual Report on Form 10-K for the year
            ended December 25, 1988 (File No. 0-14702) and is incorporated herein by reference.)





  Exhibits             Description of Exhibit            Sequentially
  ________             ______________________            Numbered Pages
                                                         ______________


    4(s)    Warrant Certificate, dated September 30,
            1991, certifying that Mel Karmazin is the owner of warrants to purchase shares of Class A Common Stock, par value $.002 per share, of the Company. (This exhibit can be found as Exhibit 10(p) to the Company's
            Registration Statement on Forms S-1 and S-3
            (Registration No. 33-46118) and is
            incorporated herein by reference.)

     23     Consent of KPMG Peat Marwick LLP.


     24     Powers of Attorney.  (Included on the
            signature pages hereof.)

